Exhibit 10.1


Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 1













                                January 27, 2000



Mark R. Miehle, President and
  Chief Executive Officer
Dicon
10373 Roselle Street
San Diego, California 92121

         Re:      Purchase of Outstanding Shares of Vismed, Inc., d/b/a Dicon

Dear Mr. Miehle:

         This letter, when countersigned by certain shareholders (collectively, the "Sellers") of Vismed, Inc., d/b/a Dicon (the "Company"), will constitute an agreement to sell, in the transaction described below (the "Transaction"), all outstanding shares of common stock of the Company owned by Sellers. This agreement is based on the terms, and subject to the conditions, described below. This letter also represents a good-faith intention to negotiate and enter into a definitive agreement in form and substance acceptable to the parties (the "Agreement").

         1. Fundamental Terms. The purchaser in the Transaction will be Paradigm Medical Industries, Inc., a Delaware corporation (the "Purchaser"). At the Closing, as to be defined in the Agreement, Purchaser will succeed to ownership of all the outstanding shares of the Company currently owned by Sellers by the purchase of such shares from the holders thereof. As consideration for such Transaction, Purchaser will issue or cause to be issued to Sellers on a pro rata basis an aggregate amount equal to 750,000 restricted shares (the "Shares") of common stock of Purchaser. The Shares to be issued by Purchaser on a pro rata basis to Sellers at Closing as purchase consideration will be based upon the shares of common stock held by Sellers at Closing, including any shares of common stock issued by the Company to Sellers upon the exercise of outstanding options or warrants prior to Closing.

                  Purchaser will treat the Transaction as a purchase of stock.

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 2
------------------




                  The Company shall grant piggyback registration rights to Sellers providing that if the Company shall register any of its securities for sale pursuant to a Registration Statement under the Securities Act of 1933, as amended, other than an S-8 specifically registering options granted to employees of the Company, the Company shall be required to offer all Sellers holding Shares the opportunity to register any of their Shares without cost to the holders thereof. In connection with these piggyback registration rights, the Company shall give all Sellers holding Shares notice by certified mail at least thirty (30) business days prior to the filing of a new Registration Statement.

                  All Sellers receiving Shares shall execute lockup agreements not to publicly sell or to transfer any of their Shares for a period of at least six (6) months following the Closing of the Transaction.

                  The Company represents, by executing this letter, that there are currently outstanding 5,964,710 shares of common stock, options to purchase 530,340 shares of common stock at exercise prices ranging from $.70 to $.78 per share, and warrants to purchase 542,625 shares of common stock at an exercise price of $2.00 per share. Sellers agree to obtain and deliver to Purchaser at least 90% of the Company's outstanding shares of common stock. Delivery of at least 90% of the common stock is required for the closing. Purchaser and Sellers agree to establish an escrow for undelivered stock and place a pro rata amount of the purchase consideration into the escrow for unlocated stockholders holding undelivered stock.

         2. Definitive Agreement. Purchaser and Seller mutually agree to proceed in good faith toward negotiation and execution of the Agreement, which shall provide for the Transaction, and shall contain full representations, warranties, conditions, covenants and the like customary in transactions similar to the Transaction. The Agreement shall be prepared and executed by Purchaser and Sellers on or before February 29, 2000. Without limiting the foregoing, it is agreed that the Agreement shall include:

                  (a) Confirmations by the Company and Purchaser, without material exception, that their respective audited financial statements of the Company for the fiscal years ending December 31, 1996, 1997 and 1998, are accurate, complete and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved;

                  (b) Representations by the Company regarding the absences of any liabilities other than those disclosed in the statements referred to in (a) above;

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 3
------------------



                  (c) Confirmation by the Company of no material adverse changes in the financial condition, results of operations, business, assets, or liabilities of the Company since November 30, 1999;

                  (d) Representations by the Company regarding no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights or other contracts or commitments that would require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock;

                  (e) Representations by the Company and Purchaser regarding title to their respective assets and good standing of their respective contracts with key customers and suppliers;

                  (f) Representations by the Company regarding full and timely payment of all taxes by the Company for all periods up to and including the Closing;

                  (g) Representations by the Company and Purchaser regarding sole and exclusive rights to all licenses, trade names, logos, technology and know-how used in their respective businesses;

                  (h) Representations by the Company and Purchaser regarding no pending or threatened litigation or proceedings against either of them by third parties or any local, state or federal regulatory authorities, which may materially adversely affect their respective business or financial condition;

                  (i) Representations by the Company regarding no violation or violations of any environmental rules or regulations over the past five years;

                  (j)  Representations  by the Company  regarding  all  Federal,
                  state  and  local   governmental   licenses,   consents,   and
                  approvals;

                  (k) Representations by the Company and Purchaser regarding no defaults under or accelerations of contracts or commitments, all to their best knowledge and belief; and

                  (l) Representations by the Company regarding the authority, power and good standing of the Company, and representations by the Purchaser regarding the authority, power and good standing of Purchaser.

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 4
------------------



         3. Conditions. The Closing of the Transaction contemplated by the Agreement will be subject to certain conditions, including, without limitation, the following:

                  (a) A complete and satisfactory review by Purchaser, in Purchaser's discretion, of the books, records, business and affairs of the Company and the Company's agreement to provide to Purchaser and its agents complete access to all of the Company's books, records and personnel;

                  (b) A complete and satisfactory review by the Company, in the Company's discretion, of the books, records, business and affairs of Purchaser and Purchaser's agreement to provide to the Company and its agents complete access to all of Purchaser's books, records and personnel;

                  (c) Execution of employment and non-competition agreements in form and substance acceptable to Purchaser with executive officers and other key employees to be specified by Purchaser;

                  (d) The absence of any material adverse change in the financial condition, results of operations, business, assets, prospects or liabilities of the Company from that reflected in the latest interim financial statements of the Company furnished to Purchaser as of November 30, 1999;

                  (e) Approval of the Transaction by any regulatory authorities having jurisdiction over the Company and Purchaser; and

                  (f)  Receipt  of  all  licenses  and  permits   necessary  for
                  Purchaser to conduct the business of the Company.

         4. Covenants. Pending execution of the Agreement, the Company agrees that it will:

                  (a) Use its best efforts to maintain the businesses of the Company and its employees, customers, assets and operations as an ongoing business in accordance with past practices and in accordance with commercially reasonable business practices;

                  (b) Conduct its business only in the ordinary course, and not incur any indebtedness or accrue any capital expenditures in the aggregate in excess of $50,000 or engage in any extraordinary transactions without Purchaser's prior written consent;

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 5
------------------



                  (c) Not borrow any funds in aggregate amounts up to $100,000 under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of the Company's business in a manner, and in amounts, in keeping with historical practices;

                  (d) Not dispose of any assets of the Company, except in the ordinary course of business;

                  (e) Not materially increase the annual level of compensation of any employee, and not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formula or otherwise;

                  (f) Not increase, terminate, amend or otherwise modify any plan for the benefit of employees;

                  (g) Not issue any equity securities or other security rights;

                  (h) Not issue any stock in the Company, pay or collect any related party receivables, enter into any related party transactions of any nature, pay any dividends, redeem any securities, or otherwise cause assets of the Company to be distributed to any of its shareholders except by way of compensation to employees who are also shareholders within the limitations set forth above;

                  (i) Not agree to modify, to the disadvantage of the Company, the terms of existing or hereafter accrued accounts payable;

                  (j) The Company shall supply Purchaser with a schedule of the Company's accounts receivable as of January 31, 2000, and shall show thereon which accounts Sellers consider collectable within 120 days of January 31, 2000; and

                  (k) The Company shall provide Purchaser and its agents full and complete access to all of the Company's books, records, personnel and business locations and shall cooperate with Purchaser in connection with Purchaser's investigation of the Company.

         5. Closing. The Closing of the Transaction shall take place at the offices of Vismed, Inc. d/b/a Dicon, 10373 Roselle Street, San Diego, California 92121, unless a different date or place is agreed to in writing by the parties hereto. Each party hereto

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 6
------------------



                  shall use its reasonable best efforts to cause the closing to occur on or before March 17, 2000.

         6. Expenses. Each party to this letter of intent shall bear its own expenses if the Transaction is not consummated. Purchaser shall bear all expenses if the Transaction is consummated.

         7. Press Releases and Disclosure. Each party agrees that it will not issue any press release or other disclosure of this letter of intent or of the Transaction without the prior approval of the other party, which shall not be unreasonably withheld, unless, in the good faith opinion of Purchaser's counsel, such disclosure is required by law.

         8. Termination. This letter of intent and the Transaction contemplated by this letter of intent may be terminated at any time (a) by mutual agreement of the Boards of Directors of the Company and Purchaser; or (b) by action of the Board of Directors of either the Company or Purchaser, provided that the terminating party is not then in default under the terms of this letter of intent or the Agreement, if the Closing shall not occur on or prior to March 31, 2000. In the event of such termination, all provisions hereof shall terminate. If termination shall occur as permitted herein, each party will pay its own expenses incurred in connection with the Transaction at the time of such termination. If for any reason Purchaser takes action to terminate this letter of intent or the Agreement, or Purchaser does not have a doctrine of equavelence for its Photon technology, then Purchaser shall pay a break fee of $100,000 to the Company representing reasonable costs and expenses incurred by the Company in connection with the Transaction.

         9. No Third Party Negotiations. Sellers agree that, pending execution of the Agreement, they will not directly or indirectly solicit, entertain or encourage inquiries or proposals or enter into an agreement or negotiate with any other party, to sell, or enter into any merger or consolidation with respect to, the business and/or assets of the Company or its subsidiary or any shares of any class of capital stock thereof.

         10. Governing Law. This letter of intent shall be construed under the laws of the State of Delaware.

         11.      Counterparts.   This   letter  of  intent  may  be  signed  in
                  counterparts, but all such counterparts shall be considered as a single document.

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 7
------------------




         If the foregoing correctly sets forth our mutual understanding, please so indicate by signing in the space below and returning one copy of this letter for our records.

                                          PURCHASER:

                                          PARADIGM MEDICAL INDUSTRIES, INC.



                                          By:  /s/ Thomas F. Motter
                                              --------------------------------
                                               Thomas F. Motter, President and
                                               Chief Executive Officer



Agreed and accepted to this 27th day of January 2000.

THE COMPANY:

VISMED, INC., d/b/a/ DICON


By: /s/ Mark R. Miehle
   ---------------------------------
      Mark R. Miehle, President and
      Chief Executive Officer

Mark R. Miehle, President and Chief Executive Officer
February 16, 2000
Page 8
------------------




SELLERS:

         By executing this Agreement, the following Sellers agree to vote in favor of the Transaction at any special meeting of stockholders called for the purpose of approving the Transaction and any related documents.



                                                                                                           Number of
        Date                   Name                                     Signature                           Shares

     1/28/2000            Polycare Optical                           /s/ Sammy Sumargo                     4,509,868
---------------------                                         ----------------------------------

     1/27/2000            Mark R. Miehle                             /s/ Mark R. Miehle                      327,560
---------------------                                         ----------------------------------

     1/27/2000            Neil Davis                                /s/ Neil Davis                           240,000
---------------------                                         ----------------------------------

     1/28/2000            RH Capital Associates                     /s/ Robert Horowitz                      152,667
---------------------                                         ----------------------------------

     1/28/2000            Richard Eberhardt                         /s/ Richard Eberhardt                    140,000
---------------------                                         ----------------------------------

     1/28/2000            George Mansfield                          /s/ George Mansfield                     114,000
---------------------                                         ----------------------------------
